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                                                                     Exhibit 4.3


   SECURITY AGREEMENT BETWEEN META GROUP, INC. AND THE BANK OF NEW YORK DATED
                               SEPTEMBER 18, 2000


         SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of September 18, 2000, by and among META GROUP, INC., a Delaware corporation (the "BORROWER"), such other Persons which from time to time may become party hereto (collectively with the Borrower, the "GRANTORS"), and THE BANK OF NEW YORK (the "BANK").



                                    RECITALS

         A. Reference is made to the Credit Agreement, dated as of the date hereof, by and between the Borrower and the Bank (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT Agreement").

         B. It is a condition precedent to the Bank's acceptance and execution of the Credit Agreement and the making of the Loans, the issuance of the Letters of Credit and all other extensions of credit under the Credit Agreement that the Borrower and each Subsidiary which owns any Capital Stock of any other Subsidiary, shall execute and deliver to the Bank this Agreement.

         Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Bank hereby agree as follows:

Section 1.        DEFINED TERMS

                 (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                 (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

                     "ADDITIONAL GRANTOR": each Grantor which becomes a party hereto pursuant to Section 10 hereof.

                     "COLLATERAL": as defined in Section 2.

                     "EQUITY INTEREST": (i) with respect to a corporation, the capital stock thereof, (ii) with respect to a partnership, a partnership interest therein, all rights of a partner in such partnership, whether arising under the partnership agreement

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         of such partnership or otherwise; (iii) with respect to a limited liability company, a membership interest therein, all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise; (iv) with respect to any other firm, association, trust, business enterprise or other entity which is similar to any other Person listed in clauses (i), (ii) and (iii), and this clause (iv), of this definition, any equity interest therein, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the board of directors or other governing body or Person thereof, and (v) all warrants and options in respect of any of the foregoing and all other securities which are convertible or exchangeable therefor.

                     "EVENT OF DEFAULT": as defined in Section 6.

                     "FINANCING STATEMENTS": any UCC financing statements executed by the Grantors in connection with this Agreement.

                     "NYUCC": the UCC as in effect in the State of New York on the date hereof.

                     "OBLIGATIONS": all of the obligations and liabilities of the Grantors under the Loan Documents, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, as such obligations and liabilities may be amended, increased, modified, renewed, refinanced by the Bank, refunded or extended from time to time.

                     "OFFICE LOCATION": as defined in Section 3(a).

                     "SUPPLEMENT": a Supplement to this Agreement, duly completed, in the form of Annex A hereto.

                     "UCC": with respect to any jurisdiction, Articles 1, 8 and 9 of the Uniform Commercial Code as from time to time in effect in such jurisdiction.

                 (c) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC:
"CERTIFICATED SECURITY", "ISSUER", "PROCEEDS", "SECURED PARTY", and "SECURITY".

Section 2.        GRANT OF SECURITY INTEREST

                  To secure the prompt and complete payment, observance and performance of the Obligations, the Grantors hereby grant to the Bank a security interest in and to all of the Grantors' right, title and interest in and to all of the following property now owned or hereafter acquired (collectively, the "COLLATERAL"):

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                 (i) the safekeeping account in the name of the Borrower
         maintained at the Bank and designated as account number 241033 and any demand deposit accounts established in connection with such account (together with any successor accounts, the "ACCOUNT") and all property from time to time held in or credited to the Account, whether now held or hereafter acquired and transferred into or credited to the Account, including, without limitation, all monies, bills, bonds, notes, obligations, securities, commercial paper, instruments or other investment property and financial assets of any nature held in or credited to the Account, in each case, together with all payments and distributions now or hereafter made thereon (whether constituting principal, interest or dividends and whether payable in cash or in property); all sums now or hereafter deposited in, and all sums due or to become due on (whether as interest, dividends or otherwise), the Account; all rights (contractual or otherwise) now or hereafter arising under, connected with or in any way related to the foregoing items of Collateral including all securities entitlements with respect thereto; all claims (including the right to sue or otherwise recover such claims) against third parties now or hereafter arising under, connected with or in any way related to the foregoing items of Collateral; and all additions thereto and all substitutions, exchanges and replacements therefor, and all Proceeds thereof; and

                 (ii) all Equity Interests in each Person which now is or may hereafter become a Subsidiary of any Grantor, whether or not evidenced by a Security, and all Proceeds thereof; PROVIDED, HOWEVER, that with respect to any Foreign Subsidiary which does not become a Subsidiary Guarantor pursuant to the terms of Section 8.8 of the Credit Agreement, the Equity Interests in such Foreign Subsidiary pledged hereunder shall be equal to 60% of the outstanding Capital Stock of such Foreign Subsidiary.

Section 3.        REPRESENTATIONS AND WARRANTIES

                  Each Grantor hereby represents and warrants to the Bank as follows:

                 (a) CHIEF EXECUTIVE OFFICE. With respect to the Borrower, as of the date hereof, the Borrower's chief executive office, is, and has been continuously for the immediately preceding five-month period, located at the address set forth in Section 10.2 of the Credit Agreement (the "OFFICE LOCATION").

                 (b) NAME OF GRANTOR. No Grantor has changed its legal name during the six year period immediately preceding the date hereof, except as the Bank shall have been advised of prior to such Grantor becoming a party to this Agreement.

                 (c) SECURITY INTEREST. This Agreement, together with the delivery to the Bank of the Certificated Securities constituting Collateral and the continuous possession thereof by the Bank creates a continuing enforceable Security Interest in the Collateral in favor of the Bank. The Bank shall be

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         considered a "PROTECTED PURCHASER" within the meaning of Article 8 of the NYUCC, with respect to the Collateral consisting of Securities.

Section 4.        COVENANTS OF THE GRANTORS

                  Each Grantor hereby covenants with the Bank as follows:

                    (a) CHIEF EXECUTIVE OFFICE. Such Grantor shall maintain its place of business, or if such Grantor has more than one place of business, its chief executive office, at the Office Location or at such other location in respect of which (A) such Grantor shall have provided the Bank with prior written notice thereof, and (B) if the Bank deems necessary, UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Bank, shall have been filed within two months of such change.

                    (b) FURTHER ASSURANCES. Such Grantor shall, at its own expense, promptly execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Bank may reasonably request from time to time, in order to perfect and protect the Security Interest granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Such Grantor hereby irrevocably appoints the Bank as such Grantor's true and lawful attorney-in-fact, in the name, place and stead of such Grantor, to perform on behalf of such Grantor any and all obligations of such Grantor under this Agreement, and such Grantor agrees that the power of attorney herein granted constitutes a power coupled with an interest, provided, however, that the Bank shall have no obligation to perform any such obligation and such performance shall be at the sole cost and expense of such Grantor. If such Grantor fail to comply with any of its obligations hereunder, the Bank may do so in such Grantor's name or in the Bank's name, but at such Grantor's expense, and such Grantor hereby agrees to reimburse the Bank in full for all reasonable expenses, including reasonable attorney's fees, incurred by the Bank in connection therewith.

                    (c) INFORMATION. Such Grantor at its own expense shall furnish to the Bank such information, reports, statements and schedules with respect to the Collateral as the Bank may reasonably request from time to time.

                    (d) DEFENSE OF COLLATERAL. Such Grantor at its own expense shall defend the Collateral against all material claims of any kind or nature of all Persons at any time claiming the same or any interest therein adverse to the interests of the Bank, and such Grantor shall not cause, permit or suffer to exist any Lien upon the Collateral except as permitted pursuant to the Credit Agreement.

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                    (e) DELIVERY OF PLEDGED COLLATERAL. Each Certificated
         Security representing an Equity Interest in a Person which is or shall become a Subsidiary of such Grantor shall be promptly delivered to the Bank (subject to the limitation contained in Section 2(ii)), to be held by the Bank pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance satisfactory to the Bank. Such Grantor agrees that until so delivered, each such Certificated Security shall be held by such Grantor in trust for the benefit of the Bank and be segregated from the other Property of such Grantor.

Section 5.        OTHER AGREEMENTS OF THE GRANTORS

                  (a) NO DUTY TO PRESERVE. Except as otherwise required by law, each Grantor agrees that, with respect to the Collateral, the Bank has no obligation to preserve rights against prior or third parties.

                  (b) BANK'S DUTY WITH RESPECT TO COLLATERAL. The Bank's only duty with respect to the Collateral delivered to it shall be to use reasonable care in the custody and preservation of the Collateral, and each Grantor agrees that if the Bank accords the Collateral substantially the same kind of care as it accords its own Property, such care shall conclusively be deemed reasonable. In the event that all or any part of the Certificated Securities constituting the Collateral are lost, destroyed or wrongfully taken while such Certificated Securities are in the possession of the Bank, each Grantor agrees that it will use its best efforts to cause the delivery of new Certificated Securities in place of the lost, destroyed or wrongfully taken Certificated Securities upon request therefor by the Bank, without the necessity of any indemnity bond or other security, other than the Bank's agreement of indemnity upon usual and customary terms therefor. Anything herein to the contrary notwithstanding, the Bank shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

Section 6.        EVENTS OF DEFAULT

                  Each of the following shall constitute an "EVENT OF DEFAULT":

                      (a) If any Grantor shall fail to observe or perform any term, covenant or agreement contained in this Agreement; or

                      (b) The occurrence and continuance of any other Event of Default under, and as such term is defined in, the Credit Agreement.

Section 7.        REMEDIES

                  (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Bank may:

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                      (i) exercise any and all rights and remedies granted to a
         Secured Party by the UCC or otherwise allowed at law, and otherwise provided by this Agreement, and

                      (ii) dispose of the Collateral as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and each Grantor agrees that, without limitation, the following are each commercially reasonable: the Bank shall not in any event be required to give more than 14 days' prior notice to any Grantor of any such disposition, any place within the City of New York or the County of Fairfield, Connecticut may be designated by the Bank for disposition, and the Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Each Grantor acknowledges and agrees that the Bank may elect, with respect to the offer or sale of any or all of the Equity Interests constituting the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of such Equity Interests or the offer and sale thereof under any Federal or state securities laws and that the Bank is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Bank is reasonably necessary in order to avoid any violation of applicable law, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Equity Interests, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority. Each Grantor further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Bank is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be reasonably necessary in order to avoid any such registration or qualification, at its sole discretion, and that any such offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.

                  (c) To the extent permitted by law, each Grantor hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

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Section 8.        VOTING

                  Notwithstanding anything to the contrary contained in this Agreement, each Grantor shall have the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon until such time, if any, as an Event of Default shall have occurred and be continuing and the Bank shall have notified the Grantors that the Bank shall have elected to terminate the rights of the Grantors under this Section, at which time the Bank shall then be vested with the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon, until such time as such Event of Default is cured or waived.

Section 9.        NOTICES

                  All notices and other communications provided for or otherwise required hereunder or in connection herewith shall be given in the manner and, with respect to the Borrower and the Bank, to the addresses set forth in Section
10.2 of the Credit Agreement. The address for notices to each other Grantor executing this Agreement shall be in care of the Borrower.

Section 10.       ADDITIONAL GRANTORS

                  Section 8.8 of the Credit Agreement requires, upon the terms and conditions set forth therein, that each Subsidiary of the Borrower that was not in existence on the Effective Date which owns any Capital Stock of any other Subsidiary of the Borrower, shall enter into this Agreement as an additional Grantor. Upon execution and delivery by the Bank and any such Subsidiary of a Supplement, together with certificates evidencing the Equity Interests being pledged (subject to the limitation contained in Section 2(ii)) and such UCC Financing Statements and other documents as the Bank shall require in order to perfect the Bank's security interest granted thereby, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 11.       TERMINATION

                  On any date upon which (i) the Bank shall no longer have any obligation to make any Revolving Credit Loans or issue any Letters of Credit, and (ii) the Obligations shall have been indefeasibly paid in full in cash, the Liens granted hereby shall cease and the Bank shall, at the Grantors' expense, execute and deliver all UCC Termination Statements which the Grantors shall have reasonably requested, and return to the Grantors all Collateral which shall remain in the possession of the Bank at such time.


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Section 12.       RELATIONSHIP TO CREDIT AGREEMENT

                  This Agreement is the "SECURITY AGREEMENT" under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Bank and the Grantors acknowledges that certain provisions of the Credit Agreement, Sections
1.2 (Principles of Construction), 3.9 (Taxes), 10.1 (Amendments and Waivers),
10.3 (No Waiver; Cumulative Remedies), 10.4 (Survival of Representations and Warranties and Certain Obligations), 10.7 (Counterparts), 10.9 (Construction),
10.10 (Governing Law), 10.11 (Headings Descriptive), 10.12 (Severability), 10.13 (Integration), 10.14 (Consent to Jurisdiction), 10.15 (Service of Process),
10.16 (No Limitation on Service or Suit) and 10.17 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.



         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

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                  IN EVIDENCE of the agreement by the parties hereto to the
terms and conditions herein contained, each such party has caused this Security Agreement to be duly executed on its behalf.



                                        META GROUP, INC.


                                        By:      /s/ BERNARD F. DENOYER
                                                ------------------------

                                        Name:    BERNARD F. DENOYER
                                                ------------------------

                                        Title:   CHIEF FINANCIAL OFFICER
                                                ------------------------


Accepted by:


THE BANK OF NEW YORK


By:/s/ Mark J. Sicinski
   ------------------------
   Mark J. Sicinski,
   Vice President


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